Exhibit 21

Subsidiaries of
The Manitowoc Company, Inc. (WI)

1	Appliance Scientific, Inc.	(Delaware)
2	Beleggingsmaatsch appli Interbu BV	(Netherlands)
3	Berisford (Jersey) Ltd.	(Channel Islands)
4	Berisford (Overseas) Limited	(United Kingdom)
5	Berisford Holdings Limited	(United Kingdom)
6	Berisford Property Development (USA) Ltd.	(New York)
7	Boek-en Offsetdrukkerij Kuyte B.V.	(Netherlands)
8	Charles Needham Industries Inc.	(Texas)
9	Cleveland Range Ltd.	(Canada)
10	Cleveland Range, LLC	(Delaware)
11	Convotherm Elecktrogerate GmbH	(Germany)
12	Convotherm India Private Limited	(India)
13	Delfield Company, LLC, The	(Delaware)
14	Enodis Corporation	(Delaware)
15	Enodis Foodservice Equipment (Shanghai) Co. Ltd.	(China)
16	Enodis Group Holdings, US Inc.	(Delaware)
17	Enodis Group Limited.	(United Kingdom)
18	Enodis Hanover	(United Kingdom)
19	Enodis Holdings Inc.	(Delaware)
20	Enodis Holdings Limited	(United Kingdom)
21	Enodis Industrial Holdings Limited	(United Kingdom)
22	Enodis International Ltd.	(United Kingdom)
23	Enodis Investments Ltd.	(United Kingdom)
24	Enodis Limited (UK) Enodis (Domestication) LLC	(Delaware)
25	Enodis Maple Leaf Ltd.	(United Kingdom)
26	Enodis Nederland B.V.	(Netherlands)
27	Enodis Oxford	(United Kingdom)
28	Enodis Property Development Limited	(United Kingdom)
29	Enodis Property Group Limited	(United Kingdom)
30	Enodis Regent	(United Kingdom)
31	Enodis Strand Ltd.	(United Kingdom)
32	Enodis Technology Center, Inc.	(Delaware)
33	Fabristeel (M) Sdn Bhd	(Malaysia)
34	Fabristeel Private Limited	(Singapore)
35	Fo Shan Manitowoc Foodservice Co.	(China)
36	Frymaster LLC	(Louisiana)
37	Garland Commercial Industries, LLC	(Delaware)
38	Garland Commercial Ranges Ltd	(Canada)
39	Glenluce Limited	(Isle of Man)
40	Grove Cranes S.L.	(Spain)
41	Grove Europe Pension Trustees Limited	(United Kingdom)
42	Grove U.S. LLC	(Delaware)
43	H. Tieskens Beheer B.V	(Netherlands)
44	H. Tieskens Exploitatie B.V	(Netherlands)

45	Inducs AG	(Switzerland)
46	Kysor Business Trust	(Delaware)
47	Kysor Holdings, Inc.	(Delaware)
48	Kysor Industrial Corporation	(Michigan)
49	Kysor Industrial Corporation	(Nevada)
50	Kysor Nevada Holding Corporation	(Nevada)
51	Landis Holdings LLC	(Delaware)
52	Manitowoc (Bermuda) Ltd.	(Bermuda)
53	Manitowoc (China) Foodservice Co., Ltd.	(China)
54	Manitowoc (Mauritius) Ltd.	(Mauritius)
55	Manitowoc Asia Global Sourcing	(China)
56	Manitowoc Beverage Systems Ltd.	(United Kingdom)
57	Manitowoc Brasil Guindastes Ltda	(Brazil)
58	Manitowoc Cayman Islands Funding Ltd.	(Cayman Islands)
59	Manitowoc Company Foundation, The	(Michigan)
60	Manitowoc CP, Inc.	(Nevada)
61	Manitowoc Crane Companies, LLC (MCG)	(Wisconsin)
62	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
63	Manitowoc Crane Group (Brazil)	(Brazil)
64	Manitowoc Crane Group (UK) Limited	(United Kingdom)
65	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
66	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
67	Manitowoc Crane Group Chile Limitada	(Chile)
68	Manitowoc Crane Group CIS	(Russia)
69	Manitowoc Crane Group Columbia, S.A.S.	(Columbia)
70	Manitowoc Crane Group France SAS or MCG France SAS	(France)
71	Manitowoc Crane Group Germany GmbH	(Germany)
72	Manitowoc Crane Group Holding Germany Gmb	(Germany)
73	Manitowoc Crane Group Ibéria Sl	(Spain)
74	Manitowoc Crane Group Inc.	(Philippines)
75	Manitowoc Crane Group Italy Srl or MCG Italy Srl	(Italy)
76	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
77	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
78	Manitowoc Crane Group Mexico, S. de R.L. de C.V.	(Mexico)
79	Manitowoc Crane Group Netherlands B.V.	(Netherlands)
80	Manitowoc Crane Group Poland Sp	(Poland)
81	Manitowoc Crane Group Portugal Ltda	(Portugal)
82	Manitowoc Crane Group Slovakia SRO	(Slovak Republik)
83	Manitowoc Crane Group U.S. Holding, LLC	(Tennessee)
84	Manitowoc Cranes, LLC	(Wisconsin)
85	Manitowoc Credit (China) Leasing Company Limited	(China)
86	Manitowoc Deutschland GmbH	(Germany)
87	Manitowoc EMEA Holding SARL	(France)
88	Manitowoc Equipment Works, Inc.	(Nevada)
89	Manitowoc Europe Limited	(United Kingdom)
90	Manitowoc Foodservice (Luxembourg) Sarl	(Luxembourg)
91	Manitowoc Foodservice Asia Pacific Private Limited	(Singapore)
92	Manitowoc Foodservice Companies, LLC	(Wisconsin)
93	Manitowoc Foodservice Iberia, SAU	(Spain)
94	Manitowoc Foodservice, Inc	(Delaware)

95	Manitowoc Foodservice India Private Limited	(India)
96	Manitowoc Foodservice M.E FZE	(UAE)
97	Manitowoc Foodservice UK Holding Limited	(United Kingdom)
98	Manitowoc Crane Escrow Corp.	(Delaware)
99	Manitowoc Foodservice Escrow Corp.	(Delaware)
100	Manitowoc Foodservice UK Limited	(United Kingdom)
101	Manitowoc FP, Inc.	(Nevada)
102	Manitowoc France SAS	(France)
103	Manitowoc FSG Holding, LLC	(Delaware)
104	Manitowoc FSG International Holdings, Inc.	(Nevada)
105	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	(Mexico)
106	Manitowoc FSG Mexico, SRL de C.V.	(Mexico)
107	Manitowoc FSG Operations, LLC	(Nevada)
108	Manitowoc FSG U.S. Holding, LLC	(Delaware)
109	Manitowoc FSG UK Limited	(United Kingdom)
110	Manitowoc Funding LLC	(Nevada)
111	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
112	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
113	Manitowoc Holding Asia SAS	(France)
114	Manitowoc Holding Germany LLC & Co. KG	(Germany)
115	Manitowoc Holdings (Netherlands Antilles) B.V.	(Netherlands Antilles)
116	Manitowoc India Private Limited	(India)
117	Manitowoc Potain	(United Kingdom)
118	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
119	Manitowoc Re-Manufacturing, LLC	(Wisconsin)
120	Manitowoc TJ, SRL de C.V.	(Mexico)
121	Manitowoc Worldwide Holdings (France) SAS	(France)
122	Manitowoc Worldwide Holdings (France) SCS	(France)
123	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
124	Manston Ltd. (BVI)	(United Kingdom)
125	McCann's Engineering & Manufacturing Co., LLC	(California)
126	Merrychef Limited	(United Kingdom)
127	MMG Holding Co., LLC	(Nevada)
128	MTW County Limited (UK) MTW County (Domestication) LLC	(Delaware)
129	Potain GmbH	(Germany)
130	Potain India Pvt. Ltd.	(India)
131	S&W Berisford Ltd.	(United Kingdom)
132	Shanghai Fabristeel Foodservice International Trade Co. Ltd.	(China)
133	Shanghai Manitowoc International Trading Co., Ltd	(China)
134	The Manitowoc Company, Inc. (MTW)	(Wisconsin)
135	TRUpour Ltd.	(Ireland)
136	Welbilt Corporation	(Delaware)
137	Welbilt Holding Company	(Delaware)
138	Welbilt Manufacturing (Thailand) Ltd.	(Thailand)
139	Westran Corporation	(Michigan)
140	Whitlenge Drink Equipment Ltd.	(United Kingdom)
141	Zhang Jia Gang Manitowoc Crane Trading Co. Ltd.	(China)

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